Exhibit 10.1

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

KEYSTONE AUTOMOTIVE DISTRIBUTORS, INC.

AND

KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC

dated as of March 31, 2006

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made this 31st day of March, 2006 by and between Keystone Automotive Distributors, Inc., a Pennsylvania corporation (“Corporation”), and Keystone Automotive Distributors Company, LLC, a Delaware limited liability company (“LLC”).

RECITALS

WHEREAS, both Corporation and LLC are wholly owned subsidiaries of Keystone Automotive Operations, Inc., a Pennsylvania corporation;

WHEREAS, the board of directors of Corporation deems it advisable and in the best interests of Corporation and its sole shareholder that Corporation merge with and into LLC upon the terms and conditions set forth herein;

WHEREAS, the board of directors of Corporation and the sole member of LLC have approved this Agreement and the Merger; and

WHEREAS, the board of directors of Corporation has directed that this Agreement be submitted to its sole shareholder for consideration.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

1. Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 1924 of the Pennsylvania Business Corporation Law (the “PBCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), Corporation shall be merged with and into LLC at the Effective Time (the “Merger”).

2. Effective Time. The Merger shall become effective at the time and on the date of the later of: (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the provisions and requirements of the Delaware LLC Act (the “Certificate of Merger”), (ii) the filing of articles of merger with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the provisions and requirements of the PBCL (the “Articles of Merger”), and (iii) such time and date as may be set forth in the Certificate of Merger and Articles of Merger (the “Effective Time”).

3. Effect of Merger. At the Effective Time, the separate legal existence of Corporation shall cease and LLC shall be the surviving entity (the “Surviving Company”). The consummation of the Merger shall have the effects set forth in this Agreement and the applicable provisions of Section 1929 of the PBCL and Section 18-209(g) of the Delaware LLC Act with respect to a merger of a non-Delaware corporation with and into a Delaware limited liability company such that, among other things, all of the property, rights, interests and other assets of Corporation shall be transferred to and vested in the Surviving Company and the Surviving Company shall assume all of the liabilities of Corporation.

4. Treatment of Shares and Interests. As of the Effective Time, by virtue of the Merger and without any action of the part of Corporation, LLC, or the sole shareholder or sole member, respectively, thereof:

(a) all shares of Corporation issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive an aggregate amount of $1.00;

(b) each share of Corporation that is held in Corporation’s treasury shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

(c) all limited liability company interests in LLC issued and outstanding immediately prior to the Effective Time shall remain unchanged.

5. Certificate of Formation; Limited Liability Company Agreement. At the Effective Time and until thereafter amended in accordance with applicable law, the certificate of formation and the limited liability company agreement of LLC in effect immediately prior to the Effective Time shall be the certificate of formation and the limited liability company agreement, respectively, of the Surviving Company.

6. Manager; Officers. Immediately after the Effective Time, (i) the manager of LLC immediately prior to the Effective Time shall be the manager of the Surviving Company and (ii) the officers of LLC in office immediately prior to the Effective Time shall be the officers (holding the same titles and positions) of the Surviving Company, each serving in such position until such person’s successor is appointed and qualified or until such person’s earlier death, resignation or removal.

7. Further Assurances of Title. After the Effective Time, from time to time, the Surviving Company may execute and deliver any deeds, assignments, acknowledgements or other instruments and may take or cause to be taken any other actions it shall consider necessary or desirable in order to acknowledge, vest, perfect or confirm in and to the Surviving Company any right, title or interest of Corporation held immediately prior to the Effective Time and otherwise carry out the purposes of this Agreement, and the Surviving Company and the manager and proper officers thereof are hereby fully authorized to take any and all such actions in the name of Corporation or otherwise.

8. Indemnification. The Surviving Company shall indemnify and hold harmless the officers and directors of Corporation and member of LLC against all debts, liabilities and duties and against all claims and demands arising out of the Merger.

9. Termination. This Agreement may be terminated and the Merger abandoned by either party hereto at any time prior to the Effective Time.

10. Expenses. The Surviving Company shall pay all expenses of carrying this Agreement into effect and of accomplishing the Merger.

11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

12. Amendment and Modification. This Agreement may be amended at any time prior to the Effective Time pursuant to an instrument in writing signed by both of the parties hereto; provided, however, that after the approval of Corporation’s sole shareholder has been obtained, there shall be made no amendment that by law requires further approval of such shareholder without such approval having been obtained.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of Delaware or otherwise) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14. Severability. If any term or provision of this Agreement is invalid or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and such invalidity or unenforceability shall not affect the validity or enforceability of the other terms and provisions.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (whether delivered electronically or otherwise) and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the date first written above.

KEYSTONE AUTOMOTIVE DISTRIBUTORS, INC.

By:	/s/ Bryant Bynum
	NAME:	Bryant Bynum
	TITLE:	Executive Vice President and
Chief Financial Officer

KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC

By:	/s/ Bryant Bynum
	NAME:	Bryant Bynum
	TITLE:	President and Treasurer